Exhibit 10.49

EXECUTION VERSION

AMENDMENT NO. 2 TO
AMENDED AND RESTATED TRANSACTION AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Amended and Restated Transaction Agreement dated as of December 20, 2013, as amended by Amendment No. 1 to the Amended and Restated Transaction Agreement dated January 29, 2014 (together with the Exhibits and Appendices thereto, the “Transaction Agreement”) is made as of this 26th day of February, 2014 by and among LG Asphalt L.P., a Delaware limited partnership (“LG”) and NuStar Logistics, L.P., a Delaware limited partnership (the “Logistics” and, together with LG, the “Parties”, and each of them, a “Party”).
WHEREAS the Parties entered into that certain Amended and Restated Transaction Agreement as of December 20, 2013;
WHEREAS the Parties entered into that certain Amendment No. 1 to Amended and Restated Transaction Agreement as of January 29, 2014; and
WHEREAS the Parties now wish to amend the Transaction Agreement in the manner set forth in this Amendment all in accordance with the terms and conditions of the Transaction Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by each Party, the Parties hereto agree as follows:
SECTION 1.    Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Transaction Agreement.

SECTION 2.    Amendment to Section 2.2. Section 2.2 of the Transaction Agreement is hereby amended by replacing “$175,000,000” in clause (a) thereof with “$190,000,000”.

SECTION 3.    Amendment to Section 2.4. Section 2.4 of the Transaction Agreement is hereby amended as follows:
(a) by amending and restating clause (c) thereof to read as follows:
(c) Refining, as borrower under the NuStar Facility, will repay outstanding borrowings under the NuStar Facility such that the aggregate principal amount outstanding under the NuStar Facility after giving effect to such repayment is equal to $190,000,000 by (i) wire transfer to Logistics of an amount equal to $25,100,000 in immediately available funds, which payment may be reduced by the net amount of Inventory Purchase Price payable by Logistics to the Company under clause (i) of this Section 2.4, in which case Logistics shall not be obligated to deliver by wire transfer of immediately available funds to the Company an aggregate amount equal to the Inventory Purchase Price and (ii) delivery of the $5,000,000 promissory note referred to in clause (l) below.
(b)    by deleting the word “and” at the end of clause (j) thereof.

(c)    by replacing the period at the end of clause (k) thereof with “; and”.

(d)    by inserting the following clause (l) immediately after clause (k) thereof:
(l) the Company shall execute and deliver to Logistics a promissory note in the same form set forth as Exhibit D hereto.
SECTION 4.    Section 7.24. Section 7.24 is hereby added as follows, reading full:

Section 7.24. LG Post-Closing Capital Contribution. No later than March 13, 2014, LG shall make one or more capital contributions to the Company in an aggregate amount of at least $25,000,000, excluding any capital contributions made to any member of the Company Group by LG on the Closing Date.
SECTION 5.    Amendment to Appendix A. Appendix A to the Transaction Agreement is hereby amended by amending and restating the definition of “Crude Intermediation Financing” to read as follows:

“Crude Intermediation Financing” means any crude intermediation financing facility entered into by a Loan Party, pursuant to which an intermediator (typically a financial institution) purchases, and holds title to, the Borrower and its Subsidiaries’ volumes of crude oil and/or refined products while in transit and/or held in storage; provided that no agreement or series of agreements at any time in effect shall constitute a Crude Intermediation Agreement to the extent that the crude oil and/or refined products then subject thereto are not in excess of (a) in the case of crude oil and/or refined products delivered by rail, 20,000 barrels per day, (b) in the case of crude oil and/or refined products delivered by vessel, 600,000 barrels or (c) any combination of the foregoing (it being understood and agreed that, for purposes of this clause (c), 30 barrels delivered by vessel shall be deemed to constitute 1 barrel per day delivered by rail).
SECTION 6.    Amendment to Exhibit A. Exhibit A to the Transaction Agreement is hereby amended as follows:

(a) by amending and restating in its entirety the section thereof entitled “NuStar Term Loan” to read as follows:
At the Closing, the NuStar Facility shall convert to a term loan with a principal value of $190,000,000 (the “NuStar Term Loan”) and shall be subject to mandatory prepayments (the “Mandatory Prepayments”) of (a) $15,000,000 on or before December 31, 2014, and (b) an additional $25,000,000 on or before September 30, 2015. There will be no amortization of the NuStar Term Loan, other than as set forth in the preceding sentence and in “Prepayments” below. The terms of the NuStar Facility will be modified as necessary to reflect the conversion to a term loan from a revolving line of credit.
(b) by amending and restating in its entirety the last sentence at the end of the section thereof entitled “Interest Rate and Fees” to read as follows:
If a Mandatory Prepayment shall not have occurred on or prior to the due date applicable thereto, (i) the interest rate on any overdue amount in respect of such Mandatory Prepayment shall equal 4% plus the Applicable Rate (as defined in the Amended NuStar Facility), and (ii) the interest rate on the remaining amount of the NuStar Term Loan shall equal 2% plus the Applicable Rate (as defined in the Amended NuStar Facility).

SECTION 7.    Addition of Exhibit D. A new Exhibit D is added to the Transaction Agreement in the form of Exhibit A attached hereto.

SECTION 8.    Limited Amendment. Each Party acknowledges and agrees that this Amendment constitutes an instrument in writing duly signed by the Parties under Section 8.2 of the Transaction Agreement. Except as specifically amended or supplemented hereby, the Transaction Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the date hereof, any reference to the Transaction Agreement shall mean the Transaction Agreement as amended hereby.

SECTION 9.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10.    Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be valid, binding and enforceable under Applicable Laws, but if any provision of this Amendment is held to be invalid, void (or voidable) or unenforceable under Applicable Laws, such provision shall be ineffective only to the extent held to be invalid, void (or voidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Amendment. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible.

SECTION 11.    Assignability. The rights under this Amendment shall not be assignable or transferable nor the obligations delegable by any Party without the prior written consent of the other Party, which consent may be granted or withheld in such other Party’s sole discretion.

SECTION 12.    Captions. The captions of the various Sections of this Amendment have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict any of the provisions of this Amendment.

SECTION 13.    No Third Party Beneficiaries. Nothing in this Amendment, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

SECTION 14.    Construction of Amendment. This Amendment and any documents or instruments delivered pursuant hereto and thereto shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Amendment and such other documents and instruments shall be construed as though the Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Amendment or such other documents and instruments.

SECTION 15.    Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rules thereof which may permit or require the application of the laws of another jurisdiction. The Parties hereby irrevocably submit, for the purposes of any suit, action or other proceeding arising out of this

Amendment to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America in the Southern District of New York and hereby waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue in any such action or proceeding in any such court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15. With respect to any matters to which the Parties have submitted to jurisdiction in this Section 15, the prevailing party shall be entitled to reimbursement of reasonable attorneys’ fees.

SECTION 16.    Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by Applicable Laws, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Amendment. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers in this Section 16.
[Signature pages follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, all as of the day and year first above written.
LG ASPHALT L.P.

By: /s/ J. Russell Triedman
Name: J. Russell Triedman
Title: Authorized Signatory

NUSTAR LOGISTICS, L.P.
By:    NuStar GP, Inc., its General Partner

By: /s/ Bradley C. Barron
Name: Bradley C. Barron
Title: Chief Executive Officer and President